Exhibit 10.2
WARRANT AGREEMENT
Dated as of June 17, 2007
among
Lexicon Pharmaceuticals, Inc.
and
Invus, L.P.

WARRANT AGREEMENT
     WARRANT AGREEMENT (the “Agreement”) dated as of June 17, 2007 among Lexicon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Invus, L.P., a Bermuda limited partnership or its permitted assigns (the “Investor”).
     WHEREAS, the Company proposes to issue to the Investor warrants (the “Warrants”) to purchase 16,498,353 shares (the “Warrant Shares”) of common stock, par value $0.001 of the Company (the “Company Common Stock”), at a per share purchase price equal to $3.0915, subject to adjustment as provided herein (the “Exercise Price”);
          WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Investor will enter into (a) a securities purchase agreement, dated as of the date hereof (the “Securities Purchase Agreement”), upon the terms and subject to the conditions of which, (i) the Company will issue and sell to the Investor, and the Investor will purchase, a number of shares of Company Common Stock, together with any shares already owned by the Investor and its affiliates (including those issued upon exercise of any Warrants), equal to 40% of the outstanding shares of Company Common Stock and (ii) the Investor will have the right to cause the Company to conduct up to two offering of rights to acquire Company Common Stock, (b) a registration rights agreement (the “Registration Rights Agreement) providing for certain registration rights with respect to the Company Common Stock issuable pursuant to the Purchase Agreement and upon the exercise of the Warrants, and (c) a stockholders agreement;
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Investor and the Company hereby agree as follows:
     SECTION 1. Definitions.
          (a) For purposes of this Agreement:
          “Acquisition Proposal” means any inquiry, proposal or offer from any person relating to (i) any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of assets (including equity securities of any subsidiary of the Company) or businesses that constitute 20% or more of the revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 20% or more of any class of equity securities of the Company, (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, share exchange or similar transaction involving the Company or any of its subsidiaries pursuant to which any person or the stockholders of any person would beneficially own 20% or more of any class of equity securities of the Company or of any resulting parent company of the Company, in each case other than the Transactions (as such term is defined in the Securities Purchase Agreement).
          “Action” means any litigation, suit, claim, action, formal complaint, prosecution, indictment, formal investigation, arbitration or proceeding, whether civil, criminal or administrative.

          “affiliate” shall mean, with respect to any person, a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.
          “business day” means any day that is not a Saturday or a Sunday and on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day that is not a Saturday or a Sunday and on which banks are not authorized to close in New York City.
          “Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, dated as of April 5, 2000, as amended from time to time.
          “Commission” means the Securities and Exchange Commission.
          “control,” when used with respect to any person, means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract, credit arrangement or otherwise; including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such person.
          “Current Market Value” per share of Company Common Stock or of any other security at any date shall be (i) if the Security is registered under the Exchange Act, the average of the daily Market Prices for each business day during the period commencing 15 business days before such date and ending on the date one day prior to such date or, if the Security has been registered under the Exchange Act for less than 15 consecutive business days before such date, then the average of the daily Market Prices for all of the business days before such date for which daily Market Prices are available. If the Market Price is not determinable for at least 10 business days in such period, the Current Market Value of the Security shall be determined as if the Security was not registered under the Exchange Act, or (ii) if the Security is not registered under the Exchange Act, (i) the value of the Security determined in good faith by the Board of Directors of the Company and certified in a board resolution, based on the most recently completed arm’s length transaction between the Company and a person other than an affiliate of the Company in which such determination is necessary and the closing of which occurs on such date or shall have occurred within the six months preceding such date, (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the Security most recently determined as of a date within the six months preceding such date by an Independent Financial Expert or (iii) if neither clause (i) nor (ii) is applicable, the value of the Security determined as of such date by an Independent Financial Expert.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “Independent Financial Expert” shall mean a nationally recognized investment banking firm designated by the Company and reasonably acceptable to the Holders of a majority of the Warrants (a) that does not (and whose directors, officers, employees and affiliates do not) have a direct or indirect material financial interest in the Company, (b) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or affiliates is) a promoter, director or officer of the Company, (c) that has not been retained by the Company or any Holder or affiliate of a Holder for any purpose, other than to perform an equity valuation, within the preceding twelve months, and (d) that, in the reasonable judgment of the Board of Directors of the Company, is otherwise qualified to serve as an independent financial advisor. Any such person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.
          “Initial Closing” means the closing of the issuance, purchase and sale of the Initial Shares (as such term is defined in the Securities Purchase Agreement) as contemplated by the Securities Purchase Agreement.
          “Law” means any statute, law (including common law), ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Company or the Investor, as the case may be (including any requirements under the the General Corporation Law of the State of Delaware, as in effect from time to time, and the Exchange Act).
          “Market Price” for any Security on each business day means (a) if such Security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (b) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company, or (c) if neither clause (a) nor (a) is applicable, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City of New York, customarily published on each business day, designated by the Company. If there are no such prices on a business day, then the Market Price shall not be determinable for such business day.
          “Nasdaq Regulation” means the rules and regulations of the Nasdaq Stock Market or any other applicable securities exchange on which the Company Common Stock is then listed.
          “Representative” means, as to any person, such person’s affiliates and its and their directors, officers, employees, agents, advisors (including financial advisors, counsel and accountants) and such person’s financing sources.
          “Security” means shares of Company Common Stock or of any other security.
          “subsidiary” or “subsidiaries” of any person means any corporation, partnership, limited liability company, joint venture, association or other legal entity of which such person (either alone or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          (b) The following terms have the meaning set forth in the Sections set forth below:

Location of
Defined Term	Definition
Agreement	Preamble
Company Common Stock	Recitals
Company	Preamble
Consideration	§ 9(c)
Exercise Payment	§ 5(d)
Exercise Period	§ 5(c)
Exercise Price	Recitals
Holders	§ 2
Investor	Preamble
Offer	§ 9(k)
Offer Period	§ 9(k)
Permitted Transferees	§ 4(a)
Per Share Consideration	§ 9(k)
Purchase Date	§ 9(k)
Registration Rights Agreement	Recitals
Reorganizations	§ 9(h)
Securities Purchase Agreement	Recitals
Transfer Agent	§ 8(b)
Warrant Certificates	§ 2
Warrant Number	§ 9
Warrant Register	§ 2
Warrants	Recitals
Warrant Shares	Recitals
     SECTION 2. Issuance of Warrants. Immediately upon execution and delivery hereof, the Company shall issue and deliver to the Investor certificates evidencing the Warrants (the “Warrant Certificates”). The Warrant Certificates (a) shall be in registered form, numbered sequentially, and shall be substantially in the form set forth as Appendix A and (b) shall be dated the date of issuance by the Company. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board of Directors of the Company or its Chief Executive Officer, President or a Vice President and by the Secretary or an Assistant Secretary of the Company under the Company’s corporate seal. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.
     SECTION 3. Registration. Upon issuance of the Warrant Certificates, the Company shall number and register the Warrant Certificates in a register (the “Warrant Register”), which shall be kept at the Company’s principal office and shall record the registered holder(s) of the Warrant Certificates (the “Holders”). The Warrants shall be registered initially in such name or names as the Investor shall designate.
     SECTION 4. Registration of Transfers and Exchanges.
          (a) Without the prior approval of the Unaffiliated Board (as such term is defined in the Securities Purchase Agreement), the Warrants may not be transferred by the Investor to any person, except to one or more of the Investor’s subsidiaries, or to any corporation, partnership or limited liability company that is an affiliate of the Investor (such persons, collectively, the “Permitted Transferees”), and any transfer or attempted transfer without such consent shall be void. Notwithstanding the foregoing, this Agreement shall not restrict the transfer of any Warrant Shares.
          (b) Prior to any proposed transfer of the Warrants as permitted by this Section 4, the transferring Holder will deliver to the Company a Certificate of Transfer in the form attached to the Warrant Certificate and, if so requested by the Company, such other information relating to the proposed transfer and the identity of the proposed transferee as the Company may reasonably request in order to confirm that the Warrants may be sold or otherwise transferred in the manner proposed. Upon original issuance thereof, and until such time as the same shall have been registered under the Securities Act or sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation) each Warrant Certificate shall bear a legend in substantially the following form:
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES GENERALLY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.
          (c) The Company shall from time to time promptly register the transfer of any outstanding Warrant Certificates in the Warrant Register upon surrender thereof accompanied by a written instrument or instruments of transfer, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled and disposed of by the Company.
          (d) Warrant Certificates may be exchanged at the option of the Holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like series and tenor and representing in the aggregate a like number of Warrants. The Warrant Certificates surrendered for exchange shall be canceled and disposed of by the Company.
          (e) The Holders of the Warrants are entitled to certain registration rights with respect to the Company Common Stock issuable upon the exercise thereof, which are set forth in the Registration Rights Agreement. By accepting a Warrant Certificate issued pursuant to this Agreement, the Holder agrees that upon exercise of some or all of the Warrants evidenced by such Warrant Certificate, such Holder will be bound by the Registration Rights Agreement as a holder of Registrable Securities thereunder. A copy of the Registration Rights Agreement may be obtained upon written request to the Company.
     SECTION 5. Warrants; Exercise of Warrants.
          (a) Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time or from time to time during the applicable Exercise Period to receive from the Company the number of fully paid and nonassessable Warrant Shares (and such other consideration) which the Holder may at the time be entitled to receive upon the exercise of such Warrants and payment of the Exercise Price.
          (b) Each Warrant may be exercised in full or from time to time in part and, in the event that a Warrant is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the expiration of the Exercise Period, a new certificate evidencing the remaining Warrant or Warrants shall be issued and delivered pursuant to the provisions of this Section 5 and Section 2 hereof. The Warrants shall become void and all rights and obligations thereunder and all rights in respect thereof under this Agreement shall cease (i) to the extent the Warrants are not exercised during the Exercise Period or (ii) upon the occurrence of the Initial Closing under the Securities Purchase Agreement.
          (c) The period during which the Warrants shall be exercisable (the “Exercise Period”) shall commence on the date hereof and expire at 5:00 p.m. N.Y. time, on the date of the earliest to occur of:
     (i) the Initial Closing;
     (ii) the date that is thirty (30) business days following the Stockholders’ Meeting (as defined in the Securities Purchase Agreement) at which a vote on the transactions contemplated by the Securities Purchase Agreement is taken, so long as the Company has not materially breached its representations, warranties or covenants under the Securities Purchase Agreement, the Board of Directors of the Company has not made a Recommendation Change (as defined in the Securities Purchase Agreement), no Person has consummated, announced or made public any Acquisition Proposal and the Board of Directors of the Company has not approved or recommended, or proposed to approve or recommend, any Acquisition Proposal;
     (iii) the date that is three (3) years following the termination of the Securities Purchase Agreement other than due to a material breach thereof by the Investor;
     (iv) the date that is nine (9) months following the Stockholders Meeting if, prior thereto, the Board of Directors of the Company has made a Recommendation Change or any Person has consummated, announced or made public any Acquisition Proposal, so long as the Company has not materially breached its representations, warranties or covenants under the Securities Purchase Agreement; or
     (v) the termination of the Securities Purchase Agreement due to a material breach thereof by the Investor.
          (d) The Warrants may be exercised upon surrender to the Company (at its office address set forth in Section 14 hereof) of the Warrant Certificates with the form of election to purchase attached thereto duly filled in and signed, and upon payment to the Company of an amount (the “Exercise Payment”) equal to the Exercise Price multiplied by the number of Warrant Shares being purchased pursuant to such exercise, payable in cash, by wire transfer, of the Exercise Payment to an account designated by the Company.
          (e) Subject to the provisions of Section 6 hereof, upon such surrender of the Warrant Certificates and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holders and in such name or names as such Holders may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of the Warrants (and such other consideration as may be deliverable upon exercise of the Warrants) together with cash for fractional Warrant Shares as provided in Section 12. Such certificate or certificates shall be deemed to have been issued and the person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of the Warrant Certificates and payment of the Exercise Payment, irrespective of the date of delivery of such certificate or certificates for Warrant Shares.
          (f) Upon exercise of the Warrants, the Warrant Certificates shall be surrendered and shall be cancelled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.
     SECTION 6. Payment of Taxes. The Company will pay all documentary stamp taxes and other governmental charges (excluding all foreign, federal or state income, franchise, property, estate, inheritance, gift or similar taxes) in connection with the issuance or delivery of the Warrant Certificates hereunder, as well as all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of the Warrants and payment of the Exercise Price.
     SECTION 7. Mutilated or Missing Warrant Certificates. If any Warrant Certificate or certificate evidencing Warrant Shares shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution therefor and upon cancellation of the mutilated Warrant Certificate or other certificate, or in lieu of and substitution for the Warrant Certificate or other certificate lost, stolen or destroyed, a new Warrant Certificate or other certificate of like tenor and representing an equivalent number of Warrants or Warrant Shares.
     SECTION 8. Reservation of Warrant Shares.
          (a) The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Company Common Stock or its authorized and issued Company Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue the Warrant Shares upon exercise of the Warrants, the maximum number of shares of Company Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.
          (b) The Company or, if appointed, the transfer agent for the Company Common Stock and each transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the Warrants (collectively, the “Transfer Agent”) will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with the Transfer Agent. The Company will supply the Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available all other consideration that may be deliverable upon exercise of the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 13 hereof.
          (c) Before taking any action which would cause an adjustment pursuant to Section 9 hereof to reduce the Exercise Price below the then par value of the Warrant Shares, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.
          (d) The Company covenants that all the Warrant Shares and other capital stock issued upon exercise of the Warrants will, upon payment of the Exercise Price therefor and issue, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.
          (e) The Company shall from time to time take all action which may be necessary or appropriate so that the Company Common Stock issuable upon conversion of the Warrant Shares following an exercise of the Warrants, will be listed on the Nasdaq Stock market and any other securities exchanges and markets, if any, on which other shares of the same class of Company Common Stock of the Company are then listed or admitted for quotation.
          (f) The Company shall not by any action including, without limitation, amending its Certificate of Incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action, as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Company Common Stock upon the exercise of this Warrant at the then Exercise Price therefor.
     SECTION 9. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of shares of Company Common Stock issuable upon the exercise of each Warrant (the “Warrant Number”) are subject to adjustment from time to time upon the occurrence of the events enumerated in, or as otherwise provided in, this Section 9. The Warrant Number is initially one.

          (a) Adjustment for Change in Capital Stock. If the Company:
(i)	pays a dividend or makes a distribution on its Company Common Stock in shares of its Company Common Stock;

(ii)	subdivides or reclassifies its outstanding shares of Company Common Stock into a greater number of shares;

(iii)	combines or reclassifies its outstanding shares of Company Common Stock into a smaller number of shares;

(iv)	makes a distribution on its Company Common Stock in shares of its capital stock other than Company Common Stock; or

(v)	issues by reclassification of its Company Common Stock any shares of its capital stock;
then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he or it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.
     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.
     If after an adjustment, a holder of a Warrant upon exercise of it would receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Company Common Stock in this Section 9.
     Such adjustment shall be made successively whenever any event listed above shall occur. If the occurrence of any event listed above results in an adjustment under subsections (b) or (c) below, no further adjustment shall be made under this subsection (a).
          (b) Adjustment for Rights Issue. If the Company distributes any rights, options or warrants (whether or not immediately exercisable) to all holders of its Company Common Stock entitling them to purchase shares of Company Common Stock at a price per share less than the Current Market Value per share within 60 days after the record date relating to such distribution, the Exercise Price shall be adjusted in accordance with the formula:

where:

E’ =	the adjusted Exercise Price.

E =	the then current Exercise Price.

O =	the number of shares of Company Common Stock outstanding on the record date for any such distribution.

N =	the number of additional shares of Company Common Stock issuable upon exercise of such rights, options or warrants.

P =	the exercise price per share of such rights, options or warrants.

M =	the Current Market Value per share of Company Common Stock on the record date for any such distribution.
     The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if “N” in the above formula had been the number of shares actually issued. No adjustment shall be required under this subsection (b) if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of shares of Company Common Stock pro rata based on the number of shares of Company Common Stock for which such Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this subsection (b) which shall be have the effect of decreasing the number of Warrant Shares purchasable upon exercise of each Warrant.
          (c) Adjustment for Other Distributions. If the Company distributes to all holders of its Company Common Stock (i) any evidences of indebtedness of the Company or any of its subsidiaries, (ii) any cash or other assets of the Company or any of its subsidiaries, (iii) shares of its capital stock or any other properties or securities or (iv) any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of the Company (the items described in the foregoing clauses (i)-(iv) being collectively referred to as the “Consideration”), the Exercise Price shall be adjusted in accordance with the formula:
where:

E’ =	the adjusted Exercise Price.

E =	the then current Exercise Price.

M =	the Current Market Value per share of Company Common Stock on the record date mentioned below.

F =	the fair market value on the record date mentioned below of the Consideration distributable to the holder of one share of Company Common Stock.
     The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If an adjustment is made pursuant to this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted as if “F” in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Company Common Stock outstanding on the record date. No adjustment shall be required under this subsection (c) if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of shares of Company Common Stock pro rata based on the number of shares of Company Common Stock for which such Warrants are exercisable (weather or not currently exercisable). No adjustment shall be made pursuant to this subsection (c) which shall be have the effect of decreasing the number of Warrant Shares purchasable upon exercise of each Warrant.
     This subsection does not apply to any distribution referred to in subsection (a) of this Section 9 or to rights, options or warrants referred to in subsection (b) of this Section 9.
          (d) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. No adjustment in the Warrant Number need be made unless the adjustment would require an increase or decrease of at least 0.5% in the Warrant Number. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised.
          All calculations under this Section 9 shall be made to the nearest 1/1000th of a share.
          (e) When No Adjustment Required. If an adjustment is made upon the establishment of a record date or issuance date for a distribution or issuance subject to subsections (a), (b) or (c) hereof and such distribution or issuance is subsequently cancelled, the Warrant Number then in effect shall be readjusted, effective as of the date when the Board of Directors of the Company determines to cancel such distribution, to that which would have been in effect if such record date had not been fixed.
          To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.
          (f) Notice of Adjustment. Whenever the Exercise Price or the Warrant Number is adjusted, the Company shall provide the notices required by Section 13 hereof.
          (g) When Issuance or Payment May Be Deferred. In any case in which this Section 9 shall require that an adjustment in the Exercise Price and Warrant Number be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Warrant Number prior to such adjustment, and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 12; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.
          (h) Reorganizations. In case of any capital reorganization, other than in the cases referred to in Sections 9(a), (b) or (c) hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation which does not result in any reclassification of the outstanding shares of Company Common Stock into shares of other stock or other securities or property) (collectively such actions being hereinafter referred to as “Reorganizations”), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Company Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Company Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company’s Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants.
     The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or other appropriate corporation or entity shall expressly assume, by a supplemental Warrant Agreement or other acknowledgement executed and delivered to the Holder(s), the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities under this Agreement.
          (i) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to this Section 9, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Company Common Stock (calculated to the nearest thousandth) obtained from the following formula:
where:

N’ =	the adjustment number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

N =	the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

E’ =	the adjusted Exercise Price.

E =	the Exercise Price prior to adjustment.
          (j) Adjustments in Other Securities. If as a result of any event or for any other reason, any adjustment is made which increases the number of shares of Company Common Stock issuable upon conversion, exercise or exchange of, or in the conversion or exercise price or exchange ratio applicable to, any outstanding securities of the Company that are convertible into, or exercisable or exchangeable for, Company Common Stock of the Company, then a corresponding adjustment shall be made hereunder to increase the number of shares of Company Common Stock issuable upon exercise of the Warrants, but only to the extent that no such adjustment has been made pursuant to Sections 9(a), (b) or (c) hereof with respect to such event or for such other reason.
          (k) Tender Offers; Exchange Offers. In the event that the Company or any subsidiary of the Company shall purchase shares of Company Common Stock pursuant to a tender offer or an exchange offer for a price per share of Company Common Stock that is greater than the then Current Market Value per share of shares of Company Common Stock in effect at the end of the trading day immediately following the day on which such tender offer or exchange offer expires, then the Company, or such subsidiary of the Company, shall, within (10) business days of the expiry of such tender offer or exchange offer, offer to purchase the Warrants for comparable consideration per share of Company Common Stock based on the number of shares of Company Common Stock which the Holders of such Warrants would receive upon exercise of such Warrants (the “Offer”) (such amount less the Exercise Price in respect of such share, the “Per Share Consideration”); provided, however, if a tender offer is made for only a portion of the outstanding shares of Company Common Stock, then such offer shall be made for such shares of Company Common Stock issuable upon exercise of the Warrants in the same pro rata proportion; provided, further, that the Company shall not be required to make such an Offer if the Per Share Consideration is an amount less than the then-existing Exercise Price per share.
     The Offer shall remain open for a period of twenty (20) business days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five (5) business days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase such Warrants for the applicable Per Share Consideration.
          (l) Other Events. If any event shall occur as to which the other provisions of this Section 9 are not strictly applicable but the failure to make any adjustment would have the effect of depriving holders of the benefit of all or a portion of the exercise rights in respect of any Warrant in accordance with the essential intent and principles of this Section 9, then, in each such case, the Company shall appoint an Independent Financial Expert, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 9 necessary to preserve, without dilution, such exercise rights. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holders and shall make the adjustments described therein.
          (m) Miscellaneous. For purpose of this Section 9 the term “shares of Company

Common Stock” shall mean (i) shares of any class of stock designated as Company Common Stock of the Company at the date of this Agreement, and (ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 9, the holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Company Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (l) of this Section 9, inclusive, and the provisions of Sections 5, 6 and 8 with respect to the Warrant Shares or the Company Common Stock shall apply on like terms to any such other securities.
     SECTION 10. Standstill.
          (a) The Investor agrees that, from and after the date of this Agreement, it will not, without the prior approval of the Unaffiliated Board (as such term is defined in the Securities Purchase Agreement), directly or indirectly:
(i) acquire, directly or indirectly, beneficial ownership of any shares of Company Common Stock, other than upon the exercise of the Warrants.
(ii) make or participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the rules of the Commission) to vote any voting securities of the Company or any subsidiary thereof; provided, however, that the prohibition in this Section 10 shall not apply to solicitations exempted from the proxy solicitation rules by Rule 14a-2 under the Exchange Act or any successor provision;
(iii) submit to the Board of Directors of the Company a written proposal (with or without conditions) for, any merger, recapitalization, reorganization, business combination or other extraordinary transaction, in each case involving an acquisition of the Company or any subsidiary thereof or any of their securities or assets by the Investor or its affiliates, or make any public announcement with respect to such a proposal or offer if it would reasonably be expected that the Company would conclude that it would have to make a public announcement of such proposal;
(iv) enter into any discussions, negotiations, arrangements or understandings with any third party (other than any person that would be a Permitted Transferee) with respect to any of the foregoing, or otherwise form, join or in any way engage in discussions relating to the formation of, or participation in, a group with any third party (other than any person that would be a Permitted Transferee), in connection with any of the foregoing; or
(v) request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this paragraph (including this sentence);
provided, however, that none of the foregoing shall (A) prevent the Investor from transferring any Warrants, Warrant Shares or other shares of Company Common Stock held by it or voting its shares of Company Common Stock; (B) apply to or restrict any discussions or other communications between or among directors, members, officers, employees or agents of any member of the Investor or any affiliate thereof; (C) prohibit the Investor from soliciting, offering, seeking to effect or negotiating with any person with respect to transfers Warrants, Warrant Shares or other shares of Company Common Stock or (D) restrict any disclosure or statements required to be made by any Holder under applicable Law or Nasdaq Regulation.
          (b) Termination of Standstill. The provisions of Section 10 shall automatically terminate on the earliest to occur of:
(i) the one-year anniversary of the first date on which any Warrants shall have been exercised;
(ii) the date on which the shares of Company Common Stock beneficially owned by the Investor and its affiliates represent less than 10% of the aggregate number of shares of Company Common Stock then outstanding;
(iii) the date on which any person consummates, announces or makes public any Acquisition Proposal or the Board of Directors of the Company approves or recommends, or proposes to approve or recommend, any Acquisition Proposal; or
(iv) the Initial Closing.
     SECTION 11. Furnishing of Information.
          (a) The Company shall furnish or make available to the Investor and its Representatives, promptly after such information becomes available to the Company, such financial, management and operations plans, reports and information as exist and as are requested by the Investor (including audited annual and unaudited quarterly financial statements in the event the Company is no longer obligated to provide such information in filings with the Commission). The Company shall, and shall cause its subsidiaries and the officers, directors, employees, auditors and agents of the Company and its subsidiaries to, afford the Investor and its Representatives reasonable access at all reasonable times to the officers, employees, agents, properties, offices and other facilities, books and records of the Company and each subsidiary as the Investor shall reasonably request.
          (b) The provisions of this Section 11 shall automatically terminate on the termination of the restrictions under Section 10(a) hereof pursuant to Section 10(b) hereof.
     SECTION 12. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of the Warrants. If more than one warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares issuable upon the exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of the Warrants, the Company shall pay an amount in cash equal to the fair value of the Warrant Share so issuable (as determined in good faith by the Board of Directors of the Company), multiplied by such fraction.
     SECTION 13. Notices to Warrant Holders.
          (a) Upon any adjustment pursuant to Section 9 hereof, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate of an officer of the Company setting forth the Warrant Number and Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and (ii) cause to be given to each of the registered Holders of the Warrant Certificates at his or its address appearing on the Warrant register written notice of such adjustments by first class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 11.
          (b) In case:
(i)	the Company shall authorize the issuance to all holders of shares of Company Common Stock of rights, options or warrants to subscribe for or purchase shares of Company Common Stock or of any other subscription rights or warrants; or

(ii)	the Company shall authorize the distribution to all holders of shares of Company Common Stock of assets, including cash, evidences of its indebtedness, or other securities; or

(iii)	of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of substantially all of the properties and assets of the Company, or of any reclassification or change of Company Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Company Common Stock; or

(iv)	of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(v)	the Company proposes to take any action that would require an adjustment to the Warrant Number or the Exercise Price pursuant to Section 9 hereof;

then the Company shall cause to be given to each of the registered Holders of the Warrant Certificates at his or its address appearing on the Warrant register, at least 20 days prior to the applicable record date hereinafter specified, or 20 days prior to the date of the event in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Company Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Company Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Company Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.
          (c) Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders of Warrants (prior to the exercise of such Warrants) the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.
     SECTION 14. Notices to the Company and Warrant Holders.
          (a) All notices and other communications provided for or permitted hereunder shall be made by hand delivery, first-class mail, telex, telecopier, or overnight air courier guaranteeing next day delivery:
(i)	if to the Investor:

Invus, L.P. c/o The Invus Group, L.L.C. 750 Lexington Avenue (30th Floor) New York, New York 10022 Attention: Mr. Ray Debbane Mr. Christopher Sobecki

with a copy to: Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 Fax: (212) 455-2502 Attention: Mr. Robert Spatt Mr. Peter Malloy

(ii)	if to Holders other than the Investor, at the addresses reflected in the books and records of the Company from time to time; and

(iii)	if to the Company:

Lexicon Pharmaceuticals, Inc. 8800 Technology Forest Place The Woodlands, Texas 77381 Attn: President and Chief Executive Officer Fax: (281) 863-8095

with copies to each of:

Lexicon Pharmaceuticals, Inc. 8800 Technology Forest Place The Woodlands, Texas 77381 Attn: Executive Vice President and General Counsel Fax: (281) 863-8010

and

Lexicon Pharmaceuticals, Inc. 8800 Technology Forest Place The Woodlands, Texas 77381 Attn: Executive Vice President and Chief Financial Officer Fax: (281) 863-8095

and

Vinson & Elkins L.L.P. First City Tower 1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Attn: Mr. David Palmer Oelman Fax: (713) 615-5861
          (b) All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days’ prior notice of such change in accordance herewith.
     SECTION 15. Supplements and Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Company and the Investor.
     SECTION 16. Assignment. This Agreement shall not be assigned by operation of Law or otherwise without the express written consent of the parties hereto (which consent may be granted or withheld in the sole discretion of any party) and any such assignment or attempted assignment without such consent shall be void; provided, that the Investor may assign its rights and obligations under this Agreement and the Warrants to a Permitted Transferee.
     SECTION 17. Successors and Assigns. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Investor and the registered Holders of the Warrant Certificates shall be binding upon and inure solely to the benefit of Company, the Investor and the registered Holders of the Warrant Certificates, as applicable, and their respective successors and permitted assigns hereunder, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
     SECTION 18. Termination. Except as otherwise specifically provided herein, this Agreement shall terminate on the earliest to occur of (a) the date on which all Warrants have expired without any of them having been exercised or (b) the occurrence of the Initial Closing.
     SECTION 19. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court, in each case sitting in the Borough of Manhattan. The parties hereto hereby (a) submit to the exclusive jurisdiction of any New York state or federal court, in each case sitting in the Borough of Manhattan, for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions contemplated hereby may not be enforced in or by any of the above-named courts.
     SECTION 20. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Investor and the registered Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Investor and the registered Holders of the Warrant Certificates.
     SECTION 21. Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
     SECTION 22. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

COMPANY: LEXICON PHARMACEUTICALS, INC., a Delaware corporation
By:	/s/ Arthur T. Sands
	Name:	Arthur T. Sands, M.D., Ph.D.
	Title:	President and Chief Executive Officer

INVESTOR: INVUS, L.P., a Bermuda limited partnership
By:	/s/ Raymond Debbane
	Name:	Raymond Debbane
	Title:	President of Invus Advisors, LLC, its General Partner

[Signature Page to Warrant Agreement]

APPENDIX A
[Form of Warrant Certificate]
     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES GENERALLY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

No.	Warrants
Warrant Certificate
LEXICON PHARMACEUTICALS, INC.
     This Warrant Certificate certifies that Invus, L.P., or registered assigns, is the registered holder of the number of Warrants (the “Warrants”) set forth above to purchase Company Common Stock, $.001 par value (the “Company Common Stock”), of Lexicon Pharmaceuticals, Inc., a Delaware corporation (the “Company”). Each Warrant entitles the holder upon exercise to receive from the Company one fully paid and nonassessable share of Company Common Stock (a “Warrant Share”) at the initial exercise price (the “Exercise Price”) of $3.0915 payable upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to hereinafter. The Warrants may be exercised only during the Exercise Period (as defined in the Warrant Agreement). The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, as set forth in the Warrant Agreement.
     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, and are issued or to be issued pursuant to a Warrant Agreement dated as of June 17, 2007 (the “Warrant Agreement”), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. All capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Warrant Agreement. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.
     The holder of Warrants evidenced by this Warrant Certificate may exercise such Warrants during the Exercise Period under and pursuant to the terms and conditions of the Warrant Agreement by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon (and by this reference made a part hereof) properly completed and executed, together with payment to the Company in cash, by wire transfer, of the Exercise Payment to an account designated by the Company.
     The Warrant Agreement provides that upon the occurrence of certain events the number of Warrants and the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. No fractions of a share of Company Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.
     The holders of the Warrants are entitled to certain registration rights with respect to the Company

A-1

Common Stock issuable upon the exercise thereof. Said registration rights are set forth in a Registration Rights Agreement dated as of June 17, 2007 (the “Registration Rights Agreement”), between the Company and the Investor. By acceptance of this Warrant Certificate, the holder hereof agrees that upon exercise of some or all of the Warrants evidenced hereby, he or it will be bound by the Registration Rights Agreement as a holder of Registrable Securities thereunder. A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.
     Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.
     Subject to the terms and conditions of the Warrant Agreement, upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.
     The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.
     IN WITNESS WHEREOF, Lexicon Pharmaceuticals, Inc. has caused this Warrant Certificate to be signed by its Chairman of the Board of Directors of the Company, Chief Executive Officer, President or Vice President and by its Secretary or Assistant Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated: June [___], 2007	LEXICON PHARMACEUTICALS, INC.
By:
Name:
Title:

By:
Name:
Title:

A-2

FORM OF ELECTION TO PURCHASE
(To Be Executed Upon Exercise Of Warrant)
     The undersigned holder hereby represents that he or it is the registered holder of this Warrant Certificate, and hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive           shares of Company Common Stock, $.001 par value, of Lexicon Pharmaceuticals, Inc. and herewith tenders payment for such shares to the order of Lexicon Pharmaceuticals, Inc. the amount of $          in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of the undersigned or nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth. If said number of shares is less than all of the shares of Company Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of the undersigned or nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.
Certificate to be registered as follows:
Name:
Address:
Social Security or
Taxpayer Identification No.:
Certificate to be delivered as follows:
Name:
Address:

Date:	Signature:

FORM OF CERTIFICATE OF TRANSFER
Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, TX 77381
Attention: Executive Vice President and Chief Financial Officer
                 Executive Vice President and General Counsel
Re: Warrants (the “Warrants”)
(CUSIP      )
     Reference is hereby made to the Warrant Agreement, dated as of June [___], 2007 (the “Warrant Agreement”), relating to Warrants of Lexicon Pharmaceuticals, Inc. (the “Company”). Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.
                         , (the “Transferor”) owns and proposes to transfer the Warrant[s] or interest in such Warrant[s] specified in Annex A hereto (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.	CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A WARRANT PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Warrant is being transferred to a person that the Transferor reasonably believed and believes is purchasing the Warrant for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will be subject to the restrictions on transfer enumerated in the private placement legend printed on the Warrant as contemplated by the Warrant Agreement.
2.	CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A WARRANT PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person inside the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer inside the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a person inside the United States or for the account or benefit of a person inside the United States. Upon consummation of the proposed transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will be subject to the restrictions on Transfer enumerated in the private placement legend printed on the Warrant as contemplated by the Warrant Agreement.
3	CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A WARRANT PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in restricted Warrants and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)	such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)	such Transfer is being effected to the Company or a subsidiary thereof;
or
(c)	such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)	such Transfer is being effected to an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a “qualified institutional buyer”) and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to restricted Warrants and the requirements of the exemption claimed, which certification is supported by, if the Company so requests, an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will be subject to the restrictions on transfer enumerated in the private placement legend printed on the Warrants as contemplated by the Warrant Agreement.

2

4	CHECK IF TRANSFEREE WILL TAKE DELIVERY OF AN UNRESTRICTED WARRANT.
(a)	CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the private placement legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will no longer be subject to the restrictions on transfer enumerated in the private placement legend printed on the restricted Warrants as contemplated by the Warrant Agreement.

(b)	CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the private placement legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will no longer be subject to the restrictions on transfer enumerated in the private placement legend printed on the restricted Warrants as contemplated by the Warrant Agreement.

(c)	CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the private placement legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will not be subject to the restrictions on transfer enumerated in the private placement legend printed on the restricted Warrants as contemplated by the Warrant Agreement.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

3